Exhibit 99.1

FOR IMMEDIATE RELEASE

KKR and Rakuten to acquire stakes in Seiyu from Walmart, Focus on Accelerating
Digital Transformation of Japanese Retail:
Seiyu Positioned to Become Japan’s Leading Omnichannel Retailer

•KKR to purchase majority stake and new Rakuten subsidiary to acquire minority stake in Seiyu
•Walmart to retain 15% stake and work with KKR and Rakuten to accelerate Seiyu’s digital transformation to become Japan’s leading omnichannel retailer
•The complementary retail expertise KKR and Rakuten bring, including track records of driving growth in e-commerce and digital marketing platforms across the globe, will help Seiyu become the local, innovative, value retailer of choice
•This transaction reflects Walmart’s commitment to building strong, local businesses by bringing together the right parties in the right structure to meet unique market needs

TOKYO & BENTONVILLE, Ark. – November 15, 2020 (US CDT) — Walmart Inc. (“Walmart”), KKR & Co. Inc. (“KKR”) and Rakuten, Inc., (“Rakuten”) today announced the signing of definitive agreements under which KKR will purchase a majority stake and a new Rakuten subsidiary will purchase a minority stake in Seiyu GK (“Seiyu” or the “Company”) in a deal valuing the business at ¥172.5 billion (approx. $1.6 billion).

Under the terms of the agreements, KKR will acquire a 65% stake in Seiyu, and Rakuten will acquire a 20% stake, through a newly created subsidiary focused on retailer digital transformation. Walmart will retain a 15% stake in Seiyu. The new ownership structure enables Seiyu to take advantage of KKR, Rakuten and Walmart’s combined retail expertise and innovation as a standalone company and accelerate its digital transformation to further benefit both Seiyu’s customers and business partners.

KKR, Rakuten and Walmart are committed to supporting Seiyu’s growth and this unique ownership structure reflects a shared belief in Seiyu’s long-term strategy in Japan. Last year, Seiyu launched an ambitious strategy to accelerate growth through a more concerted focus on providing value, fresh produce and digital convenience to customers. The Company has already met or exceeded operational and financial goals across key areas, including market share, customer satisfaction, associate engagement and financial performance. Together, the three companies look to bring complementary strengths to build on Seiyu’s momentum and support its efforts to become Japan’s leading omnichannel retailer.

KKR and Rakuten’s investment in Seiyu is further intended to deliver a range of substantial benefits over time for the Company’s customer base, including:
•Accelerated investment in digital channels to facilitate app-based shopping, payment and delivery services;
•Introduction of new options for cashless payment;
•Improved service experience across both online and offline channels; and
•Enhanced product offering at everyday low prices to stay ahead of its customers’ shopping needs.

KKR will bring its deep expertise in the Japanese market to Seiyu, in addition to its decades-long track record of investing in the subsidiaries of large corporations and empowering them to unlock their potential as successful, independent companies. KKR will further leverage its sector and operational expertise to enhance Seiyu’s retail transformation efforts and will make available its network of advisors, portfolio companies and specialists to create value.

The new ownership structure builds on previously established collaborations between Rakuten and Walmart, including the popular Rakuten Seiyu Netsuper online grocery delivery service and Rakuten Group’s partnership with Walmart that includes ebook service support in the United States. Rakuten will further accelerate digital transformation of Seiyu and other Japanese retailers through its new subsidiary Rakuten DX Solution, leveraging its 100M+ membership base and technology.

Seiyu will continue to have access to Walmart’s global retail best practices, sourcing network and scale to maintain the price leadership and value it provides to customers.

Seiyu CEO Lionel Desclee will continue to lead the business through a transition period, after which he will take on a new role within Walmart. A new Board of Directors comprised of representatives from KKR, Rakuten and Walmart will be formed to focus decision making locally and plans to appoint a new CEO following the close of the transaction.

Judith McKenna, President and CEO of Walmart International, commented, “This past year has been one of the most extraordinary in Seiyu’s rich 57-year history. Our associates have been exceptional, adapting brilliantly to serve customers at a time when they needed it most and outperforming against an ambitious transformation plan. We have been proud investors in this business over the past 18 years and we are excited about its future under the new ownership structure. Today’s announcement is important because its focus is on bringing together the right partners in the right structure to build the strongest possible local business. We look forward to supporting Seiyu’s growth and success, alongside KKR and Rakuten, as a minority investor.”

Hiro Hirano, Co-Head of Asia Pacific Private Equity and CEO of Japan at KKR, said, “KKR is pleased to invest in the success of Seiyu given the important role it plays in the lives of customers across the country. We are also excited by the prospect of working with Seiyu’s associates, who have dedicated themselves to supporting the business in spite of this year’s unprecedented challenges. We will focus on working closely with Seiyu’s management team and associates and leveraging the expertise of Rakuten and Walmart to enhance the customer experience, meet their ever-changing needs, and make shopping more accessible through digitalization. This investment is a true milestone for KKR in Japan and reinforces our commitment to the market as well as our continuing efforts to champion the long-term success of local businesses.”

Kazunori Takeda, Group Executive Vice President and President of Commerce Company, Rakuten, Inc., said “By building on our successful partnership on Rakuten Seiyu Netsuper and our deep experience in online retail and data-based marketing, we look forward to accelerating digital transformation of Seiyu brick and mortar retail and further merging the best of offline and online retail to offer Seiyu customers the best possible OMO1 customer experience. The planned establishment of Rakuten DX Solution will also allow us to offer digital solutions optimized to transform retail at Seiyu and in new future partnerships with retailers across Japan.”

KKR is making its investment from its Asia private equity fund. The transaction is subject to regulatory approvals and is expected to close in the first quarter of 2021.

1 OMO: “Online Merges with Offline” refers to breaking down the barriers between online services and offline brick-and-mortar stores in the retail space in order to provide customers with a seamless, personalized experience.

About Walmart
Walmart Inc. (NYSE: WMT) helps people around the world save money and live better - anytime and anywhere - in retail stores, online, and through their mobile devices. Each week, over 265 million customers and members visit approximately 11,400 stores under 55 banners in 26 countries and eCommerce websites. With fiscal year 2020 revenue of $524 billion, Walmart employs over 2.2 million associates worldwide. Walmart continues to be a leader in sustainability, corporate philanthropy and employment opportunity. Additional information about Walmart can be found by visiting https://corporate.walmart.com, on Facebook at https://www.facebook.com/walmart and on Twitter at https://twitter.com/walmart

About Seiyu:
Established in 1963, Seiyu is a nationwide supermarket chain in Japan with more than 300 retail units. Through its supermarket and hypermarket formats and Rakuten Seiyu Netsuper delivery service, Seiyu offers customers a broad assortment including fresh food, general merchandise, and apparel products across Japan from Hokkaido to Kyusyu. Offering EDLP to our customers, Seiyu contributes to making their everyday life more convenient as a leading, innovative, local value retailer powered by Walmart, its parent company.

About KKR:
KKR is a leading global investment firm that manages multiple alternative asset classes, including private equity, credit and real assets, with strategic partners that manage hedge funds. KKR aims to generate attractive investment returns for its fund investors by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation with KKR portfolio companies. KKR invests its own capital alongside the capital it manages for fund investors and provides financing solutions and investment opportunities through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at https://www.kkr.com and on Twitter @KKR Co.

About Rakuten:
Rakuten, Inc. (TSE: 4755) is a global leader in internet services that empower individuals, communities, businesses and society. Founded in Tokyo in 1997 as an online marketplace, Rakuten has expanded to offer services in e-commerce, fintech, digital content and communications to approximately 1.4 billion members around the world. The Rakuten Group has over 20,000 employees, and operations in 30 countries and regions. For more information visit https://global.rakuten.com/corp/.

About Rakuten DX Solution:
A new Rakuten Group subsidiary planned for establishment in January 2021 to support the digital transformation of brick-and-mortar retailers across Japan and to promote the merger of offline and online retail (OMO) in order to serve customers with a seamless and personalized retail experience.

Media Contacts:
Walmart
Blake Jackson
+1 479 204-1028
blake.jackson@walmart.com

Seiyu
Miyuki Moriguchi
miyuki_moriguchi@walmart.com

KKR

KKR Asia Pacific Anita Davis +852 3602 7335 Anita.Davis@kkr.com	Finsbury (for KKR Japan) Deborah Hayden, +81 70 2492 0463 Hannah Perry, +81 70 3769 9633 FinsburyKKRJapan@finsbury.com	KKR Americas Kristi Huller, Cara Major, Miles Radcliffe-Trenner +1 212 750-8300 Media@kkr.com

Rakuten, Inc.
Corporate Communications Department
global-pr@mail.rakuten.com